THIS SECURED DEBENTURE (THE “SECURITIES”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

SECURED REDEEMABLE DEBENTURE

NATIONAL AUTOMATION SERVICES, INC.

March 26, 2008

No. NAS - 1	US$1,500,000

          This Secured Redeemable Debenture (the “Debenture”) is issued on March 26, 2008 (the “Closing Date”) by National Automation Services, Inc. a Colorado corporation (the “Company”), to Trafalgar Capital Specialized Investment Fund, Luxembourg (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

          Section 1.01 Principal and Interest. For value received, the Company hereby promises to pay to the order of the Holder on September 26, 2010 in lawful money of the United States of America and in immediately available funds the principal sum of One Million Five Hundred Thousand U.S. Dollars (US$1,500,000) together with interest on the unpaid principal of this Debenture at the rate of: (a) ten percent (10%) per annum compounded monthly from the date hereof until repaid. Interest shall be computed on the basis of a 360-day year and the actual days elapsed and the Holder shall deduct the first two (2) interest payments at the Closing (as defined in the Securities Purchase Agreement).

Section 1.02	[Reserved]

Section 1.03	[Reserved]

Section 1.04	[Reserved]

          Section 1.05 Mandatory Redemption. The Company shall begin redeeming on this Debenture monthly beginning on the four (4) month anniversary following the First Closing by making equal payments over the remaining twenty six (26) months by the Company making monthly principal and interest payments at a fifteen percent (15%) redemption premium on the principal redeemed each month. The Company shall have the option to prepay the outstanding balance at any time with the fifteen percent (15%) redemption premium.

          Section 1.06 Interest Payments. Holder shall deduct the first two (2) interest payments at the First Closing and shall deduct the next two (2) interest payments due on the date of the subsequent Closings from the subsequent Closing on the then outstanding balance. At the time such interest is payable, the Holder, in its sole discretion, may elect to receive the interest in cash (via wire transfer or certified funds) or in the form of Common Stock. In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on the date the interest payment is due. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

          Section 1.07 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

          Section 1.08 Secured Nature of Debenture. This Debenture is secured by all of the assets and property of the Company and its subsdiaries as set forth on Exhibit A to the Security Agreement dated the date hereof between the Company and the Holder (the “Security Agreement”). As set forth in the Security Agreement, Holder’s security interest shall terminate upon the occurrence of an Expiration Event as defined in the Security Agreement.

Section 1.08 Currency Exchange Rate Protections.

          (a) “Closing Date Exchange Rate” means the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on the Closing Date.

          (b) “Repayment Exchange Rate” means in relation to each date of a Conversion Notice or date of a Redemption Notice, the Euro to US dollar spot exchange rate as quoted by in the London edition of the Financial Times on such date.

          (c) If on the date of any Conversion Notice or Redemption Notice, the Repayment Exchange Rate is less than the Closing Date Exchange Rate then the number of Shares to be issued shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Repayment Exchange Rate. By way of example, if the number of Shares to be issued in respect of a particular Conversion Notice or Redemption Notice would, but for this Section 1.08, be 1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Exchange Rate is 1.75, then 1,029 Shares will be issued in relation to that Conversion Notice or Redemption Notice, as the case may be.

          (d) If on the Repayment Date or any Interest Repayment Date, the Cash Payment Date Exchange Rate, as defined below is less than the Closing Date Exchange Rate then the amount of cash required to satisfy the amounts due at such time shall be increased by the same percentage as results from dividing the Closing Date Exchange Rate by the relevant Cash Payment Date Exchange Rate. “Cash Payment Date Exchange Rate” means in relation to each Repayment Date or Interest Repayment Date the Euro to US dollar spot exchange rate as quoted in the London edition of the Financial Times on such date. By way of example, if the amount of cash required to repay all amounts due on such date would, but for this Section 1.08, be $1,000 and if the Closing Date Exchange Rate is 1.80 and the relevant Repayment Date Exchange Rate is 1.75 then the amount of cash from the Cash Payment required to repay all amounts due on such date will be $1,028.57.

ARTICLE II.

          Section 2.01 Amendments and Waiver of Default. The Debenture may not be amended without the written consent of both the Holder and the Company. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

ARTICLE III.

          Section 3.01 Events of Default. An Event of Default is defined as follows: (a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture, (b) after the Registration Statement required by the Warrants issued to Holder by the Company has been declared effective, failure by the Company’s transfer agent to issue freely tradeable Common Stock (including Common Stock tradeable under Rule 144) to the Holder within five (5) days of the Company’s receipt of a Notice of Exercise from Holder; (c) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; (d) events of bankruptcy or insolvency or (e) a breach by the Company of its obligations under the Securities Purchase Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement dated the date hereof between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg (the “Securities Purchase Agreement”).

          Section 3.02 [Reserved]

ARTICLE IV.

          Section 4.01 [Reserved]

ARTICLE V.

          Section 5.01 [Reserved]

          Section 5.02 Consent of Holder to Sell Capital Stock, Incur Debt or Grant Security Interests. Except for the Securities Purchase Agreement dated the date hereof between the Company and Trafalgar Capital Specialized Investment Fund, Luxembourg, so long as any of the principal of or interest on this Debenture remains unpaid, the Company shall not, without the prior consent of the Holder, issue or sell (i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance except for shares of Common Stock issued to Richardson & Patel, LLP, (ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock’s bid price value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, (iv) file any registration statement on Form S-8 except for a registration statement for Richardson & Patel, LLP, or (v) incur any additional debt without the Holder’s prior written consent with the exception of equipment purchases and real estate acquisitions used in the normal course of business.

ARTICLE VI.

          Section 6.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	National Automation Services, Inc. 2053 Pabco Henderson, NV 89011 Attention: Mr. Bob Chance, President Telephone: (702) 642-7720 Facsimile: (702) 564-5411

With a copy to:	Richardson & Patel, LLP 10900 Wilshire Blvd., Suite 500 Los Angeles, CA 90024 Attention: Peter Hogan, Esq. Telephone: (310)208-1182 Facsimile: (310)208-1154

If to the Holder:	Trafalgar Capital Specialized Investment Fund 8-10 Rue Mathias Hardt BP 3023 L-1030 Luxembourg Attention: Andrew Garai, Chairman of the Board of Facsimile: 011-44-207-405-0161 and 001-786-323-1651

With a copy to:	James G. Dodrill II, P.A. 5800 Hamilton Way Boca Raton, FL 33496 Attention: James Dodrill, Esq. Telephone: (561)862-0529 Facsimile: (561)892-7787

          Section 6.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of Florida without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the Southern District of the State of Florida or the state courts of the State of Florida sitting in Broward County, Florida in conniection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

          Section 6.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

          Section 6.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

          Section 6.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above,

NATIONAL AUTOMATION SERVICES, INC
By:

Name:	Bob Chance
Title:	President

EXHIBIT “A”

[RESERVED]

A-1